Exhibit 99.3


UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Financial Statements of My Quote Zone, Inc. ("MQZ") and Pavo Royal, Inc. ("PAVO") gives effect to the merger between MQZ and PAVO under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. These Pro Forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of MQZ would actually have been if the merger had in fact occurred on September 30, 2005 nor do they purport to project the results of operations or financial position of MQZ for any future period or as of any date, respectively. The acquisition of PAVO by MQZ has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of MQZ pursuant to which MQZ is treated as the continuing entity.

These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between MQZ and PAVO.

You should read the financial information in this section along with PAVO's historical financial statements and accompanying notes in prior Securities and Exchange Commission filings.

My Quote Zone, Inc.
Unaudited Pro Forma Combined Balance Sheet
September 30, 2005


                          MQZ, Inc        PAVO, Inc.                 Pro Forma
                       (Nevada Corp.)  (Nevada Corp.)  Adjustments   balance
                       --------------  --------------  -----------  ---------
Assets

Current assets:
 Cash and equivalents  $       10,000  $            -  $         -  $  10,000
                       --------------  --------------  -----------  ---------
   Total current assets        10,000                            -     10,000
                       --------------  --------------  -----------  ---------
                       $       10,000  $            -  $         -  $  10,000
                       ==============  ==============  ===========  =========

Liabilities and Stockholders' Equity
Current liabilities:                -               -             -         -
                       --------------  --------------  -----------  ---------
  Total current
   liabilities                      -               -            -          -
                       --------------  --------------  -----------  ---------
Stockholders' (Deficit):
Preferred stock,
 $0.001 par value, 5,000,000
 shares authorized, zero
 shares issued and
  outstanding                       -               -            -          -
Common stock, $0.001
  par value, 70,000,000
  shares authorized,
  36,000,000 shares issued
  and outstanding               6,000             510            -      6,510
 Additional paid-in
  capital                       9,000               -            -      9,000
 (Deficit) accumulated
 during development stage      (5,000)           (510)           -     (5,510)
                       --------------  --------------  -----------  ---------
                               10,000               -            -     10,000
                       --------------  --------------  -----------  ---------
                       $       10,000  $            -  $         -  $  10,000
                       ==============  ==============  ===========  =========


  The accompanying notes are an integral part of these financial statements.

My Quote Zone, Inc.
Unaudited Pro Forma Combined Statements of Operations
For Period Ending September 30, 2005


                            MQZ           PAVO, Inc.                 Pro Forma
                       (Nevada Corp.)  (Nevada Corp.)  Adjustments   balance
                       --------------  --------------  -----------  ---------
Revenue                  $         -   $            -  $         -  $       -
Expenses:
  General and
    administrative expenses    3,408                -            -      3,408
                             ------------------------------------------------
    Total expenses             3,408                -            -      3,408
                             ------------------------------------------------

Net income (loss)          $  (3,408)                -            -    (3,408)
                         =============  ==============  ===========  =========
 Weighted average number
 of common shares
 outstanding              36,000,000         510,000*           -   36,510,000
                         ============  ==============  ===========  ==========

Net loss per share       $     (0.00)  $       (0.00)  $        -   $    (0.00)
                         ============  ==============  ===========  ==========

*510,000 shares to be cancelled upon reverse acquisition.



  The accompanying notes are an integral part of these financial statements.

                                     Notes

Note 1

The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of My Quote Zone, Inc. pursuant to which My Quote Zone, Inc is treated as the continuing entity.